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Exhibit 99.1

Farmer Bros Co.

Offices Warehouses and Plants:

        Farmer Bros. Co. is headquartered in Torrance, California. It roasts and packages coffee, processes spices and other restaurant supplies at that location, and manufactures a complete line of coffee-brewing equipment at its Brewmatic Division plant in Los Angeles. The Corporation's primary business is conducted through its internal divisions: Restaurant and Institutional Sales Division, Brewmatic Division, Spice Products Division and Custom Coffee Plan Division; and two subsidiaries, Coffee Bean International, Inc. a specialty coffee roaster and wholesaler located in Portland, Oregon and FBC Finance Company, a personal property broker licensed by the state of California.

Executive Offices:

Farmer Bros. Co.
20333 South Normandie Avenue, Torrance, California*
Restaurant and Institutional Sales Division
20401 South Normandie Avenue, Torrance, California*
1901 Butterfield Road, Suite 810, Downers Grove, Illinois
Brewmatic Company Division
20333 South Normandie Avenue, Torrance, California
Coffee Bean International, Inc.
9120 N.E. Alderwood Rd., Portland, Oregon
Spice Products Company Division
20333 South Normandie Avenue, Torrance, California
Custom Coffee Plan Division
20333 South Normandie Avenue, Torrance, California
FBC Finance Co.
20333 South Normandie Avenue, Torrance, California

Restaurant and Institutional Sales Branch Warehouses

Arizona

FLAGSTAFF*
2385 N. Walgreen Street

HAVASU CITY*
1105 Aviation Drive

PHOENIX*
1060 W. Alameda Dr.
Tempe

TUCSON*
3818 South Evans Blvd.

YUMA
3320 E. Gila Ridge Rd.

Arkansas

FAYETTEVILLE
3901-D Kelly
Springdale

LITTLE ROCK
7630 Hardin Drive
North Little Rock

LITTLE ROCK
1801 East 23rd St.

California

BAKERSFIELD*
8802 Swigert Ct.

BISHOP*
324 E. Clarke Street

CASTROVILLE*
11460 Commercial Parkway

CHICO*
480 Ryan Ave., Ste 100

CORONA*
521 Priceland Court

EUREKA
1825 3rd Street

EUREKA
412 W. Wabash Ave.

FRESNO*
4576 N. Bendel

FRESNO
1918 E. Home Ave.

INDUSTRY
15241 Don Julian Rd.

LANCASTER*
42138 7th Street West

LOS ANGELES DOWNTOWN*
3828 S Main St.

LOS ANGELES SF VALLEY*
9373 Remick Ave.

OAKLAND*
9845 Kitty Lane

MURRIETA
25695 Jefferson Ave. Ste 8

PALM SPRINGS*
72205 Corporate Way
Thousand Palms

PASO ROBLES
1509 No. River Road

POWAY
12255 Kirkham Rd.

RIALTO*
2751 S. Lilac Ave.

ROHNERT PARK
75 Executive Avenue

SACRAMENTO*
2450 Boatman Ave.

SACRAMENTO
4216 Roseville Rd.
North Highlands

SAN BERNARDINO*
2751 S. Lilac Ave.
Rialto

SAN DIEGO*
7855 Ostrow St., B

SAN GABRIEL*
859 Meridian St.
Duarte

SAN JOSE*
1462 Seareel Pl.

SAN LUIS OBISPO*
3415 Miguelito Ct.

SAND CITY
648 Redwood Av.

SANTA ANA*
3921 W. Segerstrom Ave.

SANTA FE SPRINGS
9901 Bell Ranch Road

SANTA ROSA*
470 E. Todd Rd.

STOCKTON*
4243 Arch Road

TORRANCE*
20401 S. Normandie Ave.

VENTURA*
1350 Stellar Dr.
Oxnard

VICTORVILLE*
17190 Yuma St.

Colorado

COLORADO SPRINGS*
337 Manitou Ave.
Manitou Springs

DENVER*
5595 Joliet Street

FORT COLLINS*
4500 Innovation Drive

GRAND JUNCTION*
2848 Chipeta Ave., #B

Connecticut

WATERBURY
61 Mattatuck Heights Rd.

Florida

MEDLEY
9314 NW 102 St.

ORLANDO
7101 TPC Blvd.

TAMPA
4717 Oak Fair Bl.

Georgia

ATLANTA
5192 Southridge Parkway

Idaho

BOISE
1625 South Curtis

IDAHO FALLS*
805 S. Saturn Ave.

TWIN FALLS
258 6th Ave. W

Illinois

CHICAGO
31W280 Diehl Rd., Unit 103
Naperville

MOLINE
2950 38th Avenue

NORTHLAKE
100 Whitehall Av.

OGLESBY
201 S. Columbia Av. #87

SPRINGFIELD
3430 Constitution Dr. #122

Indiana

EVANSVILLE
1905 N. Kentucky Ave.

INDIANAPOLIS
1123 Country Club Rd.

INDIANAPOLIS*
1417 Southeastern Ave.

MERRILLVILLE
1500 E. 89th Ave.

Iowa

DES MOINES
1662 N.E. 55th Ave.

DES MOINES
5514 NE 17th St.

OMAHA*
3217 Nebraska Ave.
Council Bluffs

Kansas

WICHITA
2355 S. Edwards Suite B

WICHITA
427 S. Washington

Kentucky

LOUISVILLE
4432 Klin Court, Bld. 8

Louisana

SHREVEPORT
4113 Metro Dr

SHREVEPORT
2391 Levy Street

Maryland

JESSUP
8268 Preston Ct.

Massachusetts

NORTH BILLERICA
18 Esquire Rd.

Michigan

PLYMOUTH
9260 General Dr.

SAGINAW
3691 Fashion Square Bl.

WYOMING
3413 Roger B. Chaffee Memorial Dr. Suite F

Minnesota

BRAINERD
416 S. Seventh St.

DULUTH
4314 Enterprise Cr.

FRIDLEY
350 73rd Av. N

MINNEAPOLIS*
3074 84th Lane N E
Blaine

ROCHESTER
2520 Schuster Lane NW

Missouri

COLUMBIA
4881 B I-70 Drive SW

EARTH CITY
4333 Green Ash Dr.

KANSAS CITY*
9 N.E. Skyline Dr.
Lee's Summit

RIVERSIDE
208 NW Business Park

SPRINGFIELD
450 M S. Union

SPRINGFIELD
540 A N. Cedarbrook

ST. LOUIS*
12832 Pennridge Dr.

Montana

BILLINGS*
2625 Enterprise Ave.

GREAT FALLS*
2600 16th St. N.E.
Black Eagle

MISSOULA
2751 Charlo St.

Nebraska

NORTH PLATTE
601 Sioux Meadow

OMAHA
2613 S. 156th Circle

Nevada

ELKO*
460 S. A Street

LAS VEGAS*
4612 Industry Center Dr.

LAS VEGAS
6435 S. Valley View Ste. B

CARSON CITY*
3880 Technology Way

RENO
320 S. Rock Blvd.

New Jersey

HAMMONTON
590 Egg Harbor Dr.

MOONACHIE
75 State St.

New Mexico

ALBUQUERQUE*
5911 Office Blvd.

ALBUQUERQUE
5600 Second St. NW

FARMINGTON
1414 Schofield Lane

ROSWELL
710 East College

New York

EAST SYRACUSE
6838 Ellicott Dr.

North Carolina

CHARLOTTE
1859 Lindbergh St. Unit 500

North Dakota

BISMARCK
3800 Commerce Drive, Suite C

BISMARCK
1605 Park Av.

FARGO
710 38th St. N.W.- Unit C

FARGO
3130 Fiechtner Dr. Unit A

GRAND FORKS
2402 N. 43rd St.

Ohio

CINCINNATI
2138A Schappelle Lane

CINCINNATI
10608 Millington Ct.

COLUMBUS
2543 Westbelt Dr.

LIMA
1658 W. Breese Rd.

VALLEY VIEW
9090 Bank St.

Oklahoma

MIDWEST CITY
1301 N. Air Depot Blvd.

OKLAHOMA CITY*
4611 S.W. 20th St.

TULSA
160 S. 123 E. Pl.

TULSA*
804 S. 8th St.
Broken Arrow

Oregon

EUGENE*
2495 Unit C Prairie Rd.

MEDFORD
777 East Vilas Rd.
Central Point

PORTLAND*
7515 N.E. 33rd Dr.

Pennsylvania

CRANBERRY TOWNSHIP
215-220 Commerce Park Dr.

STROUDSBERG
201 First St.

South Dakota

RAPID CITY*
2030 Creek Dr.

RAPID CITY
2261 South Plaza Dr.

SIOUX FALLS
2405 W. 5th St.

SIOUX FALLS
6204 W. 12th St.

Tennessee

MEMPHIS
5753 E. Shelby Dr., Ste 1

NASHVILLE
304 'A' Hill Ave.

Texas

ABELENE
1101 Tracy Lynn Dr.

AMARILLO
1415 S. Johnson St.

AMARILLO
620 N. Fairfield

AUSTIN
13802 Dragline Dr.

AUSTIN*
2004 Lamar Dr.
Round Rock

CORPUS CHRISTI
3909 Wow Road

CORPUS CHRISTI
4855 Baldwin Bl.

DALLAS/FT. WORTH*
744 Avenue H East
Arlington

EL PASO*
1325 Don Haskins Dr.

GRAND PRAIRIE
941 Avenue N. Ste.

HOUSTON*
6638 Rupley Circle

HOUSTON
922 W. 34th St.

HOUSTON*
202 N. Northwood

LUBBOCK
1608 D No. University

McALLEN*
1312 E. Laurel

ODESSA
2017 W. 7th

SAN ANTONIO
4930 Center Park

SCHERTZ
6389 FM 3009

WEBSTER
1730 FM 528

WESLACO
320 S. Utah Av. Ste. A

WICHITA FALLS
1404 Beverly Drive

Utah

SALT LAKE CITY*
2230 So. 2000 West

ST. GEORGE
988 W. Sunset Blvd. #4

Washington

SEATTLE*
8660 Willows Rd.
Redmond

SPOKANE*
E. 10915 Montgomery Dr.

TACOMA
9412 Front Street
Lakewood

Washington Continued

YAKIMA*
2301 S. 18th Street
Union Gap

Wisconsin

GREEN BAY
1227 S. Maple Ave.

LA CROSSE
1232 Clinton St.

LITTLE CHUTE
700 Moasis Dr.

MADISON
1017 Jonathan Dr.

MADISON
1412 Parkside Dr., Ste. 102

MILWAUKEE
W. 182 S8335-A Racine Ave.
Muskego

PEWAUKEE
W 232 N 2960 Roundy Circle W Ste 100

ROTHSCHILD
10701 Teach Ln.

SCHOFIELD
3716 Schofield Av. Unit 1

SUPERIOR
1705 Tower Ave.

Wyoming

CASPER*
2170 N. Old Salt Creek Hwy.

JACKSON
Unit 30 South Park Rd.

Coffee Bean International, Inc.

Oregon

PORTLAND
9120 N.E. Alderwood Rd

Custom Coffee Plan Branch Warehouses

California

NORTH HOLLYWOOD*
7419 Bellaire Ave.

SAN DIEGO*
7855-A Ostrow St.

OAKLAND*
9844 Kitty Lane

TORRANCE*
20333 S. Normandie Ave.

Colorado

DENVER*
5595 Joliet Street, #B

Texas

DALLAS*
722 Avenue H East
Arlington

HOUSTON*
11519 South Petropark Drive

* owned

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  Exhibit 99.1